Exhibit 99.1


                 [CBL & ASSOCIATES PROPERTIES, INC. LETTERHEAD]


Contact:   Katie Knight
           Director, Investor Relations
           (423) 855-0001

            CBL & ASSOCIATES PROPERTIES REPORTS FIRST QUARTER RESULTS
                o    FFO per share rose 23.6% to $1.52 in the first quarter.
                o    Same-center NOI for the first quarter rose 10.7%.
                o    Same store sales improved by 4.5% year-to-date.
                o    Portfolio occupancy rose to 91.3% in the first quarter.

CHATTANOOGA, Tenn. (May 3, 2005) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2005. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this release.

     Net income available to common shareholders for the first quarter ended March 31, 2005, was $25,371,000 compared with $30,189,000 for the prior-year period representing a decline of 16.0%. Net income available to common shareholders per diluted share was $0.78 in the first quarter ended March 31, 2005, compared with $0.96 for the prior-year period, representing a decline of 18.8%. Net income available to common shareholders in the first quarter 2004 of $0.96 per share included one-time gains from the sale of six community and power centers to the Galileo America joint venture of $0.32 per share. There was no gain associated with the sale of four community centers in the final phase of the Galileo America joint venture which closed in January 2005.

     Funds from operations (FFO) increased 27.0% to $88,461,000 for the first quarter of 2005 from $69,660,000 for the first quarter of 2004. FFO per share on a diluted fully converted basis increased 23.6% to $1.52 for the first quarter of 2005 from $1.23 in the prior-year period.

HIGHLIGHTS

      o   Total  revenues   increased   22.5%  in  the  first  quarter  2005  to
          $210,905,000 from $172,159,000 in the prior-year period.

      o Same center net operating income for the portfolio improved in the first quarter of 2005 by 10.7% compared with a 1.7% increase for the prior-year period. Significant factors positively impacting the first quarter 2005 NOI growth of $12.2 million over the prior year period included: i) Approximately $6.1 million related to improvements in bad debt expense and other charges against revenues; ii) Approximately $400,000 related to accounting for rent holidays; iii) Approximately $1.0 million more in percentage rents compared with the first quarter of 2004 related to malls acquired in 2003.

      o Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls as of March 31, 2005, increased 4.5% for those tenants who have reported sales compared with a 7.5% increase for the first quarter of 2004.

      o The debt-to-total-market capitalization ratio as of March 31, 2005, was 44.0% based on the common stock closing price of $71.51 and a fully converted common stock share count of 57,035,000 as of the same date. The debt-to-total-market capitalization ratio as of March 31, 2004, was 44.5% based on the common stock closing price of $61.34 and a fully converted common stock share count of 55,808,000 as of the same date.

      o Variable rate debt of $789,185,000 represents 9.9% of the total market capitalization for the Company and 22.5% of the Company's share of total consolidated and unconsolidated debt.

                                     -MORE-

CBL Reports First Quarter Results
Page 2
May 3, 2005


     CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "With such a strong, well-balanced first quarter, we are fortunate to be able to point to many factors that positively influenced our performance. We generated impressive same-center NOI growth in our existing portfolio from improvements in several areas including increases in occupancy, specialty leasing and sponsorship income. Additionally, the impact from continuously redeveloping our portfolio has led to significant new rental income as we proactively converted several department stores to large space users and mall shop expansions.

     "A year ago, the prevailing theme in the mall industry was the large number of tenant bankruptcies. We have proven quite convincingly that this challenge could be converted into opportunities to enhance our tenant base. We have backfilled over 230,000 square feet of space lost to bankruptcies over the past two years leading to significant improvement in overall tenant quality and increases in rental rates. We are now benefiting from a more favorable environment with more productive tenants, retailers pursuing expansion plans and a stronger economy overall.

     "Much of the current industry discussion has focused on department store consolidation, select retailers moving to off-mall venues and the appeal of lifestyle-oriented centers to consumers. We look at these trends as opportunities to continue to recapture underperforming department store space, add exterior-oriented restaurants and upscale lifestyle elements to each of our malls, and convert outparcels and adjoining property into new development projects. In each instance, these initiatives align perfectly with our focus to continuously redevelop and retenant our properties in an effort to offer consumers the most exciting shopping venues available. We expect to continue to successfully execute these initiatives in 2005 and beyond."

PORTFOLIO OCCUPANCY*

                                                      March 31,
                                             2005                  2004
                                         -------------        -------------
Portfolio occupancy                              91.3%                90.8%
  Mall portfolio                                 91.5%                91.0%
    Stabilized malls (67)                        91.9%                91.5%
    Non-stabilized malls (3)                     81.8%                81.5%
Associated centers (26)                          91.9%                88.7%
Community centers (5)                            82.9%                91.6%

* Figures exclude the community centers that were contributed into the Galileo America joint venture.

PROPERTY SALES

     In January, the Company completed the final phase of the Galileo America joint venture. The Company transferred two power centers, one community center and one community center expansion to the joint venture for total consideration of $58.6 million. The Company recognized an impairment loss of $1.95 million in the fourth quarter 2004 and an additional impairment loss of $262,000 in the first quarter 2005 related to the properties in this transaction.

     The Company also completed the sale of five community center properties located throughout Michigan for a total sales price of $12.1 million. The Company previously took an impairment loss of $617,000 in the fourth quarter of 2004 and took an additional loss of $32,000 in the first quarter 2005 related to the properties in this transaction.

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's first quarter results, the Company is offering guidance for 2005 FFO in the range of $5.88 to $5.96 per share. The full year guidance assumes NOI growth in the range of 3% to 4% and excludes the impact of any future acquisitions, termination fee income, gains on sales of outparcels, or gains on sales of non-operating properties. The Company expects to update its annual guidance after each quarter's results.

                                     -MORE-

CBL Reports First Quarter Results
Page 3
May 3, 2005

                                                                        Low       High
                                                                        -----    -----
Expected diluted earnings per common share                              $2.97    $3.05
      Adjust to fully converted shares from common shares               (1.31)   (1.35)
                                                                        -----    -----
Expected earnings per diluted, fully converted common share              1.66      1.70
      Add: depreciation and amortization                                 2.91      2.91
      Add: minority interest in earnings of Operating Partnership        1.31      1.35
                                                                        -----    ------
Expected FFO per diluted, fully converted common share                  $5.88    $5.96
                                                                        =====    =====

INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 am EDT on May 4, 2005, to discuss the first quarter results. The number to call for this interactive teleconference is 913-981-5509. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 7513644. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

     To receive the CBL & Associates  Properties,  Inc.,  first quarter earnings
release   and   supplemental   information   please   visit   our   website   at
cblproperties.com or contact Investor Relations at 423-490-8292.

     The Company will also provide an online Web simulcast and rebroadcast of its 2005 first quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at cblproperties.com, as well as www.streetevents.com and www.fulldisclosure.com, on May 4, 2005, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through May 18, 2005.

     CBL & Associates Properties, Inc. is the fourth largest mall REIT in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA. CBL owns, holds interests in or manages 167 properties, including 70 enclosed regional malls. The properties are located in 29 states and total
73.5 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL currently has nine projects under construction totaling approximately 1.5 million square feet. The projects include two open-air shopping centers located in Ft. Myers, Fl and Memphis (Southaven, MS), TN, one associated center, three community centers and three expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at cblproperties.com

NON-GAAP FINANCIAL MEASURES

Funds From Operations

     FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

     FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

     Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

                                     -MORE-

CBL Reports First Quarter Results
Page 4
May 3, 2005

     Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

     Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

     The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

                                     -MORE-

CBL Reports First Quarter Results
Page 5
May 3, 2005


                       CBL & ASSOCIATES PROPERTIES, INC.
                     Consolidated Statements of Operations
              (Unaudited; in thousands, except per share amounts)

                                                              Three Months Ended
                                                                    March 31,
                                                            -------------------------
                                                                2005         2004
                                                            -----------   -----------
 REVENUES:
 Minimum rents                                              $  130,431    $  108,450
 Percentage rents                                                8,099         6,685
 Other rents                                                     3,125         2,786
 Tenant reimbursements                                          60,786        47,996
 Management, development and leasing fees                        3,045         1,795
 Other                                                           5,419         4,447
                                                            -----------   -----------
 Total revenues                                                210,905       172,159
                                                            -----------   -----------

 EXPENSES:
 Property operating                                             31,665        27,645
 Depreciation and amortization                                  41,286        32,556
 Real estate taxes                                              15,451        13,081
 Maintenance and repairs                                        12,345        10,194
 General and administrative                                      9,186         8,233
 Loss on impairment of real estate assets                          262             -
 Other                                                           3,430         3,032
                                                            -----------   -----------
 Total expenses                                                113,625        94,741
                                                            -----------   -----------
 Income from operations                                         97,280        77,418
 Interest income                                                 1,683           880
 Interest expense                                              (48,921)      (40,434)
 Loss on extinguishment of debt                                   (884)            -
 Gain on sales of real estate assets                             2,714        19,825
 Equity in earnings of unconsolidated affiliates                 3,091         2,864
 Minority interest in earnings:
 Operating partnership                                         (20,826)      (25,034)
 Shopping center properties                                     (1,397)       (1,238)
                                                            -----------   -----------
 Income before discontinued operations                          32,740        34,281
 Operating income of discontinued operations                       305           329
 Loss on discontinued operations                                   (32)           (5)
                                                            -----------   -----------
 Net income                                                     33,013        34,605
 Preferred dividends                                            (7,642)       (4,416)
                                                            -----------   -----------
 Net income available to common shareholders                $   25,371    $   30,189
                                                            ===========   ===========
 Basic per share data:
 Income before discontinued operations, net of
    preferred dividends                                     $     0.80    $     0.98
 Discontinued operations                                          0.01          0.02
                                                            -----------   -----------
 Net income available to common shareholders                $     0.81    $     1.00
                                                            ===========   ===========
 Weighted average common shares outstanding                     31,224        30,324

 Diluted per share data:
 Income before discontinued operations, net of
    preferred dividends                                     $     0.77    $     0.95
 Discontinued operations                                          0.01          0.01
                                                            -----------   -----------
 Net income available to common shareholders                $     0.78    $     0.96
                                                            ===========   ===========
 Weighted average common and potential dilutive
 common shares outstanding                                      32,397        31,567


                                     -MORE-

CBL Reports First Quarter Results
Page 6
May 3, 2005

The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                   Three Months Ended
                                                                       March 31,
                                                                 ------------------------
                                                                     2005         2004
                                                                 ----------    ----------
 Net income available to common shareholders                      $ 25,371      $ 30,189
 Add:
 Depreciation and amortization from consolidated properties         41,286        32,556
 Depreciation and amortization from unconsolidated affiliates        1,710         1,196
 Depreciation and amortization from discontinued operations              -           189
 Minority interest in earnings of operating partnership             20,826        25,034
 Less:
 Gain on sales of operating real estate assets                        (223)      (19,081)
 Minority investors' share of depreciation and amortization           (362)         (293)
 Loss on discontinued operations                                        32             5
 Depreciation and amortization of non-real estate assets              (179)         (135)
                                                                 ----------    ----------
 Funds from operations                                            $ 88,461      $ 69,660
                                                                 ==========    ==========

 Funds from operations applicable to Company shareholders         $ 48,582      $ 38,082
                                                                 ==========    ==========
 Basic per share data:
 Funds from operations                                            $   1.56        $ 1.26
                                                                 ==========    ==========
Weighted average common shares outstanding with operating
   partnership units fully converted                                56,854        55,471
 Diluted per share data:
 Funds from operations                                            $   1.52        $ 1.23
                                                                 ==========    ==========
Weighted average common and potential dilutive common
   shares outstanding with operating partnership units
   fully converted                                                  58,028        56,713


 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                           $  2,249       $ 1,143
    Lease termination fees per share                              $   0.04       $  0.02

 Straight-line rental income                                      $  1,767       $   650
    Straight-line rental income per share                         $   0.03       $  0.01

 Gains on outparcel sales                                         $  2,610       $ 1,339
    Gains on outparcel sales per share                            $   0.04       $  0.02

 Amortization of acquired above- and below-market leases          $  1,164       $   638
    Amortization of acquired above- and below-market
       leases per share                                           $   0.02       $  0.01

 Amortization of debt premiums                                    $  1,709       $   973
    Amortization of debt premiums per share                       $   0.03       $  0.02

 Gain on sales of non operating properties                        $    816       $     -
    Gain on sales of non operating properties per share           $   0.01       $     -

 Loss on impairment of real estate assets                         $   (262)      $     -
    Loss on impairment of real estate assets per share            $      -       $     -

                                     -MORE-

CBL Reports First Quarter Results
Page 7
May 3, 2005


Same-Center Net Operating Income
(Dollars in thousands)

                                                                Three Months Ended
                                                                     March 31,
                                                                ----------------------
                                                                     2005      2004
                                                                ----------------------
Net income                                                        $ 33,013  $ 34,605

Adjustments:
Depreciation and amortization                                       41,286    32,556
Depreciation and amortization from unconsolidated affiliates         1,710     1,196
Depreciation and amortization from discontinued operations               -       189
Minority investors' share of depreciation and amortization in
   shopping center properties                                         (362)     (293)
Interest expense                                                    48,921    40,434
Interest expense from unconsolidated affiliates                      2,522     1,417
Interest expense from discontinued operations                            -        11
Minority investors' share of interest expense in
   shopping center properties                                         (378)     (415)
Loss on extinguishment of debt                                         884         -
Abandoned projects expense                                             121       441
Gain on sales of real estate assets                                 (2,714)  (19,825)
Loss on impairment of real estate assets                               262         -
Gain on sales of real estate assets of unconsolidated
   affiliates                                                         (934)     (592)
Minority interest in earnings of operating partnership              20,826    25,034
Loss on discontinued operations                                         32         5
                                                                ----------- ----------
Operating partnership's share of total NOI                         145,189   114,763
General and administrative expenses                                  9,186     8,233
Management fees and non-property level revenues                     (5,539)   (4,970)
                                                                ----------- ----------
Operating partnership's share of property NOI                      148,836   118,026
NOI of non-comparable centers                                      (23,128)   (4,505)
                                                                ----------- ----------
Total same center NOI                                             $125,708  $113,521
                                                                =========== ==========

Malls                                                             $115,896  $104,459
Associated centers                                                   5,706     6,593
Community centers                                                    1,309       512
Other                                                                2,797     1,957
                                                                ----------- ----------
Total same center NOI                                             $125,708  $113,521
                                                                =========== ==========

Percentage Change:
Malls                                                                10.9%
Associated centers                                                  -13.5%
Community centers                                                   155.7%
Other                                                                42.9%
                                                                -----------
Total same center NOI                                                10.7%
                                                                ===========

                                     -MORE-

CBL Reports First Quarter Results
Page 8
May 3, 2005

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                       March 31, 2005
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ ---------------------------------
Consolidated debt                                                        $ 2,660,174      $ 709,128        $ 3,369,302
Minority investors' share of consolidated debt                               (52,667)             -            (52,667)
Company's share of unconsolidated affiliates' debt                           107,219         80,057            187,276
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,714,726      $ 789,185        $ 3,503,911
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.34%          3.70%              5.75%
                                                                   ================== ==============  =================

                                                                                       March 31, 2004
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ --------------  -----------------
Consolidated debt                                                        $ 2,369,807      $ 446,075        $ 2,815,882
Minority investors' share of consolidated debt                               (53,683)             -            (53,683)
Company's share of unconsolidated affiliates' debt                            59,311         98,877            158,188
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,375,435      $ 544,952        $ 2,920,387
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.56%          2.46%              5.80%
                                                                   ================== ==============  =================

Debt-To-Total-Market Capitalization Ratio as of March 31, 2005
(In thousands, except stock price)                                      Shares
                                                                      Outstanding     Stock Price (1)      Value
                                                                   ------------------ --------------  -----------------
Common stock and operating partnership units                                  57,035     $ 71.51           $ 4,078,573
8.75% Series B Cumulative Redeemable Preferred Stock                           2,000       50.00               100,000
7.75% Series C Cumulative Redeemable Preferred Stock                             460      250.00               115,000
7.375% Series D Cumulative Redeemable Preferred Stock                            700      250.00               175,000
                                                                                                      -----------------
Total market equity                                                                                          4,468,573
Company's share of total debt                                                                                3,503,911
                                                                                                      -----------------
Total market capitalization                                                                                $ 7,972,484
                                                                                                      =================
Debt-to-total-market capitalization ratio                                                                        44.0%
                                                                                                      =================

     (1) Stock price for common stock and operating partnership units equals the closing price of the common stock on March 31, 2005. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                           Three Months Ended
                                                                March 31,
                                                   ----------------------------------
2005:                                                  Basic            Diluted
                                                   --------------  ------------------
Weighted average shares - EPS                             31,224              32,397
Weighted average operating partnership units              25,630              25,631
                                                   --------------  ------------------
Weighted average shares - FFO                             56,854              58,028
                                                   ==============  ==================

2004:
Weighted average shares - EPS                             30,324              31,567
Weighted average operating partnership units              25,147              25,146
                                                   --------------  ------------------
Weighted average shares - FFO                             55,471              56,713
                                                   ==============  ==================

Dividend Payout Ratio                                      Three Months Ended
                                                                March 31,
                                                   ----------------------------------
                                                       2005              2004
                                                   --------------  ------------------
Dividend per share                                      $ 0.8125             $ 0.725
FFO per diluted, fully converted share                    $ 1.52              $ 1.23
                                                   --------------  ------------------
Dividend payout ratio                                      53.5%               58.9%
                                                   ==============  ==================

                                     -MORE-

CBL Reports First Quarter Results
Page 9
May 3, 2005


Consolidated Balance Sheets
(Preliminary and unaudited, in thousands)

                                                          March 31,      December 31,
                                                            2005            2004
                                                        ------------     ------------
 ASSETS
 Real estate assets:
 Land                                                   $    659,719     $   659,782
 Buildings and improvements                                4,689,107       4,670,462
                                                        ------------     ------------
                                                           5,348,826       5,330,244
 Less: accumulated depreciation                             (612,957)       (575,464)
                                                        ------------     ------------
                                                           4,735,869       4,754,780
 Real estate assets held for sale                                  -          61,607
 Developments in progress                                     99,976          78,393
                                                        ------------     ------------
 Net investment in real estate assets                      4,835,845       4,894,780
 Cash and cash equivalents                                    58,935          25,766
 Receivables:
 Tenant, net of allowance                                     34,183          38,409
 Other                                                        12,214          13,706
 Mortgage notes receivable                                    29,889          27,804
 Investment in unconsolidated affiliates                      94,704          84,782
 Other assets                                                113,010         119,253
                                                        ------------     ------------
                                                        $  5,178,780     $ 5,204,500
                                                        ============     ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                       $  3,369,302     $ 3,359,466
 Mortgage notes payable on real estate assets
   held for sale                                                   -          12,213
 Accounts payable and accrued liabilities                    186,365         212,064
                                                        ------------     ------------
 Total liabilities                                         3,555,667       3,583,743
                                                        ------------     ------------
 Commitments and contingencies
 Minority interests                                          567,110         566,606
                                                        ------------     ------------
 Shareholders' equity:
 Preferred stock, $.01 par value                                  32              32
 Common stock, $.01 par value                                    314             313
 Additional paid-in capital                                1,027,589       1,025,792
 Deferred compensation                                        (2,883)         (3,081)
 Retained earnings                                            30,951          31,095
                                                        ------------     ------------
 Total shareholders' equity                                1,056,003       1,054,151
                                                        ------------     ------------
                                                        $  5,178,780     $ 5,204,500
                                                        ============     ============

The balance sheet above is preliminary as of the date of this report. Please refer to the Company's Quarterly Report on Form 10-Q when filed for a complete balance sheet as of March 31, 2005.

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